AMERICAN HOME MORTGAGE ANNOUNCES THE ACQUISITION OF
FIRST HOME MORTGAGE CORP.

NEW YORK, January 18, 2000 -- American Home Mortgage Holdings, Inc. (Nasdaq:
AHMH - news), a leading online mortgage banker, today announced it has entered into an agreement to merge with First Home Mortgage Corp. First Home shareholders will receive 489,760 shares of American Home Mortgage common stock and $3.6 million in cash payable over two years. They also may receive additional consideration over the next five years based on the financial performance of First Home. The company expects the merger with First Home to be accretive to 2000 earnings and to increase loan production approximately 50% over American Home Mortgage's 1999 total.

Michael Strauss, President, stated, "Our acquisition of First Home, combined with the previous acquisition of Marina Mortgage in December, completes our planned growth-through-acquisition program. The two acquisitions will roughly double our loan originations while diversifying the geographic mix of our business."

First Home is among the largest independent mortgage lenders in metropolitan Chicago with a well-established franchise based on the skill and good-will of its loan officers as well as its Internet effort. Formed in 1987, First Home was recently named "Mortgage Company of the Year" by the IAMB.

Mr. Strauss continued, "Our focus will now be to employ our expanded assets to serve our online and traditional customers. We believe our ability to offer local support and expertise in the nation's three largest markets -- New York, Los Angeles and Chicago -- and our deep and expanded product line, makes our capabilities as an online mortgage solution for our existing and potential Internet partners second to none. We also believe the combinations will result in efficiencies of scale in technology, secondary marketing and certain back office functions."

John Manglardi, President of First Home stated, "The merger brings us state of the art technology including loan officer websites and point of sale, artificial intelligence based credit decisions. This technology will enable us to provide conditional approvals at the time a customer submits an application. We also will gain more and lower priced products to better serve our customers."

Jeff Lake, First Home Executive Vice President added, "Our loan officers will serve Internet customers from the MortgageSelect website. They can also use the online tools developed by MortgageSelect to serve their traditional customers. The price we receive for our loans should be materially improved by our combined scale."

John Manglardi is expected to serve on the Company's Board of Directors.

American Home Mortgage Holdings, Inc. (http://www.mortgageselect.com), based in New York City, is one of the nation's leading mortgage banking firms. The company was founded in 1988. MortgageSelect is the Internet direct subsidiary of American Home Mortgage.

This news release contains statements about future events and expectations, which are "forward-looking statements." Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company's actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the potential fluctuations in the company's operating results; the company's potential need for additional capital, the direction of interest rates and their subsequent effect on the company's business, federal and state regulation of mortgage banking; the company's competition; the company's ability to attract and retain skilled personnel; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading "Risk Factors" in the company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission.